Exhibit 15.5

 [Levy Cohen and Co. Letterhead]

CONSENT OF INDEPENDENT AUDITORS

OF

MAGIC SOFTWARE JAPAN K.K

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated January 30, 2014, with respect to the financial statements of Magic Software Japan K.K as of December 31, 2013, which report appears in Amendment No. 1 to the annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2013.

/s/ KDA Audit Corporation
KDA Audit Corporation
Registered Auditors

Tokyo, Japan

December 31, 2014